                                                                   Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 1997 relating to the combined financial statements of Pru-HEI Hotel Group, which appears in the Current Report on Form 8-K of Starwood Lodging Trust and Starwood Lodging Corporation dated February 10, 1997. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


Price Waterhouse LLP
New York, New York
February 20, 1997